Exhibit 4.19
SUPPLEMENTAL INDENTURE
SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”) dated as of July 1, 2026, among OPEN TEXT CLOUD PARTNERSHIP, LP, a Delaware limited partnership, (the “New Guarantor”), a subsidiary of OPEN TEXT CORPORATION (or its successor), a corporation organized under the laws of Canada (the “Company”), the COMPANY and THE BANK OF NEW YORK MELLON, as the U.S. trustee, and COMPUTERSHARE ADVANTAGE TRUST OF CANADA (f/k/a BNY TRUST COMPANY OF CANADA), as the Canadian Trustee (together, the “Trustees”) under the indenture referred to below.
W I T N E S S E T H :
WHEREAS the Company and the existing Guarantors (as defined in the Indenture referred to below) have heretofore executed and delivered to the Trustees an Indenture (the “Indenture”) dated as of December 1, 2022, providing for the issuance of 6.900% Senior Secured Notes due 2027 (the “Notes”);
WHEREAS Section 4.7 of the Indenture provides that under certain circumstances the Company is required to cause the New Guarantor to execute and deliver to the Trustees a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Company’s obligations under the Notes pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein and under the Indenture; and
WHEREAS pursuant to Section 9.1 of the Indenture, the Trustees, the Company and the New Guarantor are authorized to execute and deliver this Supplemental Indenture;
NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company and the Trustees mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:
1.    Capitalized Terms. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.    Agreement to Guarantee. The New Guarantor hereby agrees, jointly and severally with all the existing Guarantors, to unconditionally guarantee the Company’s obligations under the Notes on the terms and subject to the conditions set forth in Article 10 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Notes.
3.    Ratification of Indenture; Supplemental Indentures Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.

4.    Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
5.    Waiver of Jury Trial. EACH OF THE NEW GUARANTOR AND THE TRUSTEES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS SUPPLEMENTAL INDENTURE, THE INDENTURE, THE NOTES, THE SUBSIDIARY GUARANTEES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.
6.    Trustees Make No Representation. Neither of the Trustees makes any representation as to the validity or sufficiency of this Supplemental Indenture.
7.    Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or .pdf transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or .pdf shall be deemed to be their original signatures for all purposes.
8.    Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.
OPEN TEXT CORPORATION

By:    /s/ Michael F. Acedo
    Name:    Michael F. Acedo
Title:    Executive Vice President, Chief Legal Officer & Corporate Secretary

OPEN TEXT CLOUD PARTNERSHIP, LP
By: OPEN TEXT CANADA ULC, its general partner

By:    /s/ Michael F. Acedo
    Name:    Michael F. Acedo
    Title:    Director

[Signature Page – 2022 OTC Secured Notes Supplemental Indenture]

THE BANK OF NEW YORK MELLON,
as U.S. Trustee
By:    /s/ April Bradley
    Name: April Bradley
    Title: Agent
COMPUTERSHARE ADVANTAGE TRUST OF CANADA,
as Canadian Trustee
By:    /s/ Rahul Jattani
    Name: Rahul Jattani
    Title: Vice-President, Client Service
Manager
By:    /s/ Francis Nixon
    Name: Francis Nixon
    Title: Manager, Corporate Trust

[Signature Page – 2022 OTC Secured Notes Supplemental Indenture]